UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2018

SanSal Wellness Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	99-0375676
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 North University Drive #220, Fort Lauderdale, FL	33321
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 722-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “SanSal,” “we,” “us” and “our” refer to SanSal Wellness Holdings, Inc. and its subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has appointed two additional executive officers, Rianna Meyer to serve as Vice President of Operations and Derek Thomas as Vice President of Business Development.

Rianna Meyer, 48, joined the Company in August of 2015, and became Vice President of Operations on November 20, 2017. As an original team member of the Company, she has overseen the successful establishment and growth of SanSal’s operations and employee team. Ms. Meyer's daily operations responsibilities include overseeing the cultivation team, laboratory technicians, and overall production of SanSal’s products.   Prior to joining the Company, she was the principal of her own consulting firm from 2014 to 2015, focused on assisting cannabis licensees in Colorado with compliance and other industry related matters. Prior to joining the legal cannabis industry, Ms Meyer supported the National Science Foundation as a Fire Captain for the Antarctica Program. Ms. Meyer also served in the United States Air Force.

Derek Thomas 32, joined the Company on December 6, 2017 as its Vice President of Business Development. Mr. Thomas is a business development, branding, and communications strategist who is focused on helping companies grow their brands and tell their compelling stories. From 2014 until joining the Company, he worked as an independent consultant with various startups to evolve the dialogue taking place between consumers and brands, particularly in the cannabis industry, including the Hemp Blue and Technical420 brands. Mr. Thomas previously spent several years working in hospitality for multimillion dollar brands. From 2012 to 2014, Mr. Thomas was the Director of International Business Development of Life In Color, a wholly owned subsidiary of LiveStyle Inc., the largest global producer of live events and digital entertainment content focused on electronic music culture (EMC) and other world-class festivals. From 2010 to 2012, Mr. Thomas managed operations, private rentals and special events as a General Manager with sbe Group, operator of the luxury SLS Hotels in Miami, Beverly Hills, South Beach, and Las Vegas.

Item 7.01	Regulation FD Disclosure.

On January 29, 2018 the Company issued a press release announcing that it will exhibit and participate in an expert panel discussion at The MoneyShow Orlando conference to be held in Orlando, Florida, from February 8-11, 2018.

A copy of the Company’s press release dated January 29, 2018 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No	Description
99.1	Press Release dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2018	SANSAL WELLNESS HOLDINGS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer